As filed with the Securities and Exchange
                         Commission on October 28, 2002

                                  SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No. _____)

Filed by the Registrant                                   |X|

Filed by a Party other than the Registrant                |_|

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      Definitive Additional Materials

|_|   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))

                           United Natural Foods, Inc.
.................................................................................
                (Name of Registrant as Specified in Its Charter)

.................................................................................
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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

                           UNITED NATURAL FOODS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 3, 2002

Dear Stockholder:

      You are hereby cordially invited to attend the 2002 Annual Meeting of Stockholders of United Natural Foods, Inc., which will be held on Tuesday, December 3, 2002 at 8:00 a.m. (local time) in our offices located at 12745 Earhart Avenue, Auburn, CA 95602, and any adjournments or postponements of the annual meeting. For your convenience, we are offering a live webcast of the annual meeting at the Investor Relations section of our website at www.unfi.com. The conference call dial-in number is 888-413-4411.

      We are holding the annual meeting for the following purposes:

            1.    To elect two Class III directors for the ensuing three years.

            2.    To approve the 2002 Stock Incentive Plan.

            3. To ratify the appointment of KPMG LLP as our independent public auditors for fiscal year 2003.

            4. To transact such other business as may properly come before the annual meeting or any adjournments or postponements of the annual meeting.

      These matters are more fully described in the attached proxy statement, which is made a part of this notice. We are not aware of any other business to be transacted at the annual meting.

      Only stockholders of record on our books at the close of business on Friday, October 18, 2002 will be entitled to vote at the annual meeting and any adjournments or postponements of the annual meeting. For 10 days prior to the annual meeting, a list of stockholders entitled to vote will be available for inspection at our principal executive offices located at 260 Lake Road, Dayville, CT 06241, and will also be available at the annual meeting. If you would like to view the stockholder list, please call our Investor Relations Department at (860) 779-2800 to schedule an appointment.

      A copy of our 2002 Annual Report to Stockholders, which contains our consolidated financial statements for the fiscal year ended July 31, 2002, and other information of interest to stockholders, accompanies this notice and the attached proxy statement.

                                       By Order of the Board of Directors,

                                       Thomas B. Simone,
                                       Chair of the Board
October 25, 2002

      WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                           UNITED NATURAL FOODS, INC.
                                  260 Lake Road
                           Dayville, Connecticut 06241

                                 ---------------

                                 PROXY STATEMENT

                                 ---------------

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 3, 2002

      This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors for use at the 2002 Annual Meeting of Stockholders to be held on Tuesday, December 3, 2002 at 8:00 a.m. (local time) in our offices located at 12745 Earhart Avenue, Auburn, CA 95602, and any adjournments or postponements of the annual meeting. The proxy is being solicited for the purposes set forth in the accompanying "Notice of Annual Meeting of Stockholders." We will bear the cost of soliciting the proxies.

Record Date and Share Ownership

      Only stockholders of record on our books at the close of business on Friday, October 18, 2002 will be entitled to vote at the annual meeting and any adjournments or postponements of the annual meeting. As of the close of business on October 18, 2002, we had 19,107,367 shares of common stock outstanding. Each share of common stock entitles the record holder to one vote on each matter to be voted upon at the annual meeting. Copies of the Notice of Annual Meeting of Stockholders, this proxy statement, the enclosed proxy card and the Company's Annual Report to Stockholders for the fiscal year ended July 31, 2002, will be mailed to stockholders of record on or about November 1, 2002.

Submitting and Revoking Your Proxy

      If you complete and submit a proxy, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy but do not complete the voting instructions, the persons named as proxies will vote the shares represented by your proxy as follows:

            o FOR the election of Michael S. Funk and James P. Heffernan as Class III directors;

            o     FOR the approval of the 2002 Stock Incentive Plan; and

            o FOR the ratification of the appointment of KPMG LLP as our independent auditors for fiscal year 2003.

      If other matters come before the annual meeting, the persons named as proxies will vote on such matters in accordance with their best judgment. We have not received any notice of other matters that may properly be presented at the annual meeting. You may revoke your proxy at any time prior to the start of the annual meeting by delivering written instructions to our corporate secretary at 260 Lake Road, Dayville, CT 06241. Attendance at the annual meeting will not itself be deemed to revoke your proxy unless you give affirmative notice at the annual meeting that you intend to revoke your proxy and vote in person.

      If you participate in our Employee Stock Ownership Plan, the enclosed proxy card will serve as a voting instruction for Robert Huckins, the trustee of the Employee Stock Ownership Plan. If Mr. Huckins does not receive voting instructions for your shares, he will vote your shares in the same proportion as other plan participants' shares for which voting instructions have been received. You must submit your voting instructions to Mr. Huckins by the close of business on November 28, 2002 to allow him time to receive your voting instructions.

      If you participate in the United Natural Foods, Inc. Company Stock Fund through our 401(k) savings plan, the enclosed proxy card will serve as a voting instruction for Fidelity Management Trust Company ("Fidelity"), the trustee of our 401(k) savings plan. If Fidelity does not receive voting instructions for your shares, it will vote your shares in the same proportion as other plan participants' shares for which voting instructions have been received. You must submit your voting instructions to Fidelity by the close of business on November 28, 2002 to allow it time to receive your voting instructions.

Votes Required

      Presence in person or by proxy of a majority of the shares of common stock outstanding on the record date will be required for a quorum. Shares of common stock present in person or represented by proxy (including shares that abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the annual meeting.

      The affirmative vote of the holders of a plurality of the votes cast by stockholders entitled to vote at the annual meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy and voting on the matter is required for the adoption of the 2002 Stock Incentive Plan and the ratification of the appointment of KPMG LLP as our independent public auditors for fiscal year 2003.

      Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast.

Webcast of Annual Meeting

      We are pleased to offer a webcast of the annual meeting. If you choose to participate in the annual meeting by means of the webcast, go to the Investor Relations section of our website at www.unfi.com shortly before the annual meting is scheduled to begin and follow the instructions provided. The conference call dial-in number is 888-413-4411.

      You will be able to participate in the annual meeting by submitting questions directly from the broadcast site. However, you will not be able to vote your shares of common stock during the webcast. If you plan to view the webcast, please return the enclosed proxy by December 2, 2002 so that the persons named as proxies can vote the shares represented by your proxy in accordance with your instructions at the annual meeting.

Stock Ownership of Certain Beneficial Owners and Management

      The following table sets forth certain information regarding the beneficial ownership of shares of our common stock as of October 15, 2002 by (i) each person or entity known by us to own beneficially more than 5% of the outstanding shares of our common stock, (ii) each member of our Board of Directors, (iii) our executive officers named in the Summary Compensation Table below and (iv) all of our directors and executive officers as a group. Unless indicated otherwise below, the address for each listed director and executive officer is c/o United Natural Foods, Inc., 260 Lake Road, Dayville, CT 06241.

                                                       Shares          Percentage of
                                                    Beneficially    Shares Beneficially
Name of Beneficial Owner                               Owned             Owned (1)
------------------------
Employee Stock Ownership Trust (2)...............    1,757,331             9.2%
   Robert G. Huckins, Trustee
   19404 Camino Del Aguila
   Escondido, CA  92025
Other Named Executive Officers and Directors:
Michael S. Funk (3)..............................      711,577             3.7%
Thomas B. Simone (4).............................      136,500               *
Daniel V. Atwood (5).............................      110,900               *
Steven H. Townsend (6)...........................       70,791               *
Joseph M. Cianciolo (7)..........................       49,000               *
Gordon D. Barker (8).............................       48,000               *
James P. Heffernan (9)...........................       48,000               *
Kevin T. Michel (10).............................       32,500               *
Todd Weintraub (11)..............................       19,424               *
Gail A. Graham...................................            0               *
All executive officers and
directors, as a group (10
persons) (12)....................................    1,226,692             6.4%

----------
(1) The number of shares of common stock beneficially owned by each stockholder is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after October 15, 2002 through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.

(2) Employee Stock Ownership Plan ("ESOP") participants are entitled to direct Robert G. Huckins, the trustee of the Employee Stock Ownership Trust ("ESOT"), as to how to vote shares allocated to their ESOP accounts under the ESOP. In accordance with the provisions of the ESOP, the trustee is directed to vote unallocated shares of Common Stock, and allocated shares for which no voting direction has been received, in the same proportion as participants have directed the trustee to vote their allocated shares of Common Stock. The

      ESOT disclaims beneficial ownership of the allocated shares to the extent that the beneficial ownership of such shares is attributable to participants in the ESOP.

(3) Includes 66,750 shares of common stock issuable upon the exercise of stock options and 644,827 shares of common stock held by the Funk Family 1992 Revocable Living Trust, of which Mr. Funk and his wife are co-trustees. Does not include 2,907 shares of common stock held in trust by the ESOT and allocated to Mr. Funk under the ESOP.

(4) Includes 136,500 shares of common stock issuable upon the exercise of stock options.

(5) Includes 66,000 shares of common stock issuable upon the exercise of stock options. Does not include 22,834 shares of common stock held in trust by the ESOT and allocated to Mr. Atwood under the ESOP.

(6) Includes 62,500 shares of common stock issuable upon the exercise of stock options. Does not include 594 shares of common stock held in trust by the ESOT and allocated to Mr. Townsend under the ESOP.

(7) Includes 48,000 shares of common stock issuable upon the exercise of stock options and 1,000 shares of common stock held for the benefit of Mr. Cianciolo in an individual retirement account.

(8) Includes 48,000 shares of common stock issuable upon the exercise of stock options.

(9) Includes 48,000 shares of common stock issuable upon the exercise of stock options.

(10) Includes 32,500 shares of common stock issuable upon the exercise of stock options. Does not include 2,487 shares of common stock held in trust by the ESOT and allocated to Mr. Michel under the ESOP.

(11) Includes 16,924 shares of common stock issuable upon the exercise of stock options. Does not include 606 shares of common stock held in trust by the ESOT and allocated to Mr. Weintraub under the ESOP.

(12) Includes 525,174 shares of common stock issuable upon the exercise of stock options.

Corporate Governance Update

      We have closely monitored the recent developments relating to the corporate governance of public corporations, including the passage of the Sarbanes-Oxley Act of 2002 and the revised corporate governance proposals promulgated by The Nasdaq Stock Market, Inc. (which had not been adopted as of the date of this proxy statement). Our Board of Directors has consulted with our legal counsel and independent public auditors to evaluate our current corporate governance and other practices in light of these developments.

      As part of these developments, the New York Stock Exchange recently required all of its listed companies to form a nominating and corporate governance committee of its board of directors to address corporate governance matters. The Nasdaq Stock Market, Inc. has not adopted a similar requirement, but may in the future.

      In September 2002, our Board of Directors broadened the mandate of our Nominating Committee from only nominating candidates for election to our Board of Directors to also include oversight of a number of corporate governance matters, including:

            o developing corporate governance principles applicable to our company;

            o assessing and making recommendations regarding the size and composition of our Board of Directors;

            o     providing director continuing education programs; and

            o assisting in reviewing the performance of members of our Board of Directors.

      We have also renamed the Nominating Committee as the Nominating and Governance Committee to reflect its broadened duties. The initial members of the Nominating and Corporate Governance Committee are Messrs. Barker, Cianciolo, Heffernan and Simone (Chair). A copy of the Nominating and Governance Committee's charter is attached as Appendix A to this proxy statement.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

Directors and Nominees for Director

      We have a classified Board of Directors currently consisting of three Class I directors (Joseph M. Cianciolo, Kevin T. Michel and Stephen H. Townsend), three Class II directors (Gordon D. Barker, Gail A. Graham and Thomas
B. Simone), and two Class III directors (Michael S. Funk and James P. Heffernan). The Class I, Class II and Class III directors will serve until the annual meeting of stockholders to be held in 2003, 2004 and 2002, respectively, and until their respective successors are elected and qualified. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those whose terms are expiring.

      The persons named in the enclosed proxy will vote to elect Michael S. Funk and James P. Heffernan as Class III directors, unless your proxy is marked otherwise. Each nominee is currently a Class III director.

      The Class III directors will be elected to hold office until the annual meeting of stockholders to be held in 2005 and until their successors are elected and qualified. Each nominee has indicated his willingness to serve, if elected. If any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee. We have no reason to believe any of the nominees will be unable to serve if elected.

      For each member of the Board of Directors, including the nominees for election as Class III directors, there follows information given by each concerning his principal occupation and business experience for the past five years, the names of other publicly held companies of which he serves as a director and his age and length of service as a director of the Company:

Class/Name                       Age   Position
----------                       ---   --------

Class I:
Joseph M. Cianciolo (1) (2) (3)   63   Director and Chair of the Audit Committee
Kevin T. Michel                   45   President of Western Region, Assistant
                                       Secretary and Director
Steven H. Townsend                49   President and Director

Class II:
Gordon D. Barker (1) (2) (3)      56   Director and Chair of the Compensation
                                       Committee
Gail A. Graham                    51   Director
Thomas B. Simone (1) (2) (3)      60   Chair of the Board and Chair of the
                                       Nominating and Governance committee

Class III:
Michael S. Funk                   48   Chief Executive Officer and Vice Chair of
                                       the Board
James P. Heffernan (1) (2) (3)    56   Director

----------
(1)   Member of the Audit Committee.
(2)   Member of the Nominating and Governance Committee.
(3)   Member of the Compensation Committee.

      Gordon D. Barker has served as a member of the Board of Directors since September 1999. Mr. Barker serves as the Chair of the Compensation Committee and as a member of the Audit Committee and the Nominating and Governance Committee. Mr. Barker has served as Chief Executive Officer of Snyder's Drug Stores, Inc. since October 1999. Mr. Barker was the principal of Barker Enterprises, an investment and consultant firm from January 1997 until September 1999. From March 1968 to December 1996, Mr. Barker was employed at PayLess Drug Stores, Inc. (subsequently renamed ThriftyPayLess Drug Stores, Inc.), where he rose from Pharmacist, through several levels of management and ultimately became Chief Executive Officer and President. Mr. Barker also serves on the following Boards of Directors: Gart Sports Company, NuMedics Inc., and Advanced Cosmetic Treatments, LLC.

      Joseph M. Cianciolo has served as a member of the Board of Directors since September 1999. Mr. Cianciolo serves as Chair of the Audit Committee and as a member of the Compensation Committee and the Nominating and Governance Committee. Mr. Cianciolo served as the Managing Partner of KPMG LLP, Providence, Rhode Island Office, from June 1990 until June 1999. Mr. Cianciolo also serves on the Board of Directors of Speidel, Inc. and the Board of Trustees of Providence College and is Trustee and Treasurer of Rhode Island Hospital. Mr. Cianciolo also serves on the Board of Directors of the Rhode Island Airport Corporation, a non-public corporation.

      Michael S. Funk has served as Vice Chair of the Board of Directors since February 1996 and as a member of the Board of Directors since February 1996. Mr. Funk has served as our Chief Executive Officer since December 1999. Mr. Funk served as our President from October 1996 to December 1999 and as our Executive Vice President from February 1996 until October 1996. Since its inception in July 1976 until April 2001, Mr. Funk served as President of Mountain People's Warehouse. Mr. Funk is a nominee for election as a Class III director.

      Gail A. Graham has served as a member of the Board of Directors since October 2002. Ms. Graham has served as the General Manager of Mississippi Market Natural Foods Cooperative, a consumer owned and controlled cooperative in St. Paul, Minnesota since October 1999. From August 1986 until October 1999, Ms. Graham served as General Manager of Seward Co-op Grocery & Deli, one of the oldest community-owned natural food stores in Minneapolis, Minnesota. Ms. Graham served as Vice Chair of the Board of Directors of Blooming Prairie Cooperative Warehouse from November 1994 to October 1998 and November 2000 to October 2002. Ms. Graham was the Chair of the Board of Directors of Blooming Prairie Cooperative Warehouse from November 1998 until October 2000. Ms. Graham resigned from the Board of Directors of Blooming Prairie Cooperative Warehouse in October 2002, concurrent with her appointment to the Company's Board of Directors.

      James P. Heffernan has served as a member of the Board of Directors since March 2000. Mr. Heffernan serves as a member of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. Mr. Heffernan has served as a Trustee for the New York Racing Association since November 1998. Mr. Heffernan served as a member of the Board of Directors and Chairman of the Finance Committee of Columbia Gas System, Inc. from January 1993 until November 2000. Mr. Heffernan is a nominee for election as a Class III director.

      Kevin T. Michel has served as a member of the Board of Directors since February 1996 and as President of our Western Region since April 2001. Mr. Michel served as our Chief Financial Officer and Treasurer from December 1999 until April 2001, as our interim Chief Financial Officer and Treasurer from August 1999 until November 1999, as Executive Vice President of our Western Region from April 1999 until July 1999 and as President of our Central Region from January 1998 until March 1999. Mr. Michel served as Chief Financial Officer of Mountain People's Warehouse from January 1995 until December 1997.

      Thomas B. Simone has served as the Chair of the Board of Directors since December 1999 and as a member of the Board of Directors since October 1996. Mr. Simone serves as the Chair of the Nominating and Governance Committee and is a member of the Audit Committee and the Compensation Committee. Since April 1994, Mr. Simone has served as President and Chief Executive Officer of Simone & Associates, a firm that invests in and consults with health care and natural products companies. Mr. Simone also serves on the Board of Directors of ECO-DENT International, Inc. and Spectrum Organic Products, Inc.

      Steven H. Townsend has served as a member of the Board of Directors since December 2000, as our President since April 2001, and as President of our Eastern Region from January 2000 to October 2002. Mr. Townsend served on the Board of Directors of our predecessor company, Cornucopia Natural Foods, from August 1988 until October 1996, as its Vice President of Finance and Administration from July 1983 until May 1995, and as its Chief Financial Officer from June 1995 until December 1997. Mr. Townsend was self-employed as a real estate developer from January 1998 to November 1999.

      For information relating to the shares of our common stock owned by each of our directors, see "Stock Ownership of Certain Beneficial Owners and Management" on page 3.

Board and Committee Meetings

      The Board of Directors met nine times (including by telephone conference) during fiscal 2002. All directors attended at least 75% of the meetings of the Board of Directors and of the committees on which they served. A majority of the Board of Directors, consisting of Ms. Graham and Messrs. Barker, Cianciolo, Heffernan, and Simone, are "independent directors," as defined by the Marketplace Rules of The Nasdaq Stock Market, Inc. (as currently in effect and as proposed to be amended).

      The Board of Directors has a Compensation Committee, which makes recommendations concerning salaries and incentive compensation for employees and consultants, and administers and recommends grants of stock options pursuant to the Amended and Restated 1996 Stock Option Plan. The Compensation Committee held four meetings during fiscal 2002. The current members of the Compensation Committee are Messrs. Barker, Cianciolo, Heffernan and Simone, each of whom is an independent director.

      The Board of Directors has an Audit Committee, which reviews the results and scope of the audit and other services provided by our independent public auditors. The Audit Committee held eight meetings during fiscal 2002. The current members of the Audit Committee are Messrs. Barker, Cianciolo, Heffernan and Simone, each of whom is an independent director.

      The Board of Directors has a Nominating and Governance Committee, which nominates candidates for election to the Board of Directors and develops and recommends for adoption, and thereafter periodically reviews, our corporate governance principles. The Nominating and Governance Committee held no meetings during fiscal 2002. The current members of the Nominating and Governance Committee are Messrs. Barker, Cianciolo, Heffernan and Simone, each of whom is an independent director. A copy of the Nominating and Governance Committee's charter is attached as Appendix A to this proxy statement.

      The Nominating and Governance Committee will consider nominees recommended by stockholders. The names of proposed nominees should be forwarded in writing, within the time period of stockholder proposals generally, to Daniel Atwood, Secretary, United Natural Foods, Inc., 260 Lake Road, Dayville, CT 06241, who will submit the names of the nominees to the Nominating Committee for consideration.

Director Compensation

      The Company's non-employee directors receive $1,900 for attendance at each quarterly meeting of the Board of Directors, $700 for attendance at each telephonic meeting of the Board of Directors and $700 for attendance at each meeting of a committee of the Board of Directors. Additionally, the chair of each committee receives an annual retainer of $2,000. Each director is reimbursed for expenses incurred in connection with his attendance at meetings of the Board of Directors and its committees. Additionally, the Chair of the Board of Directors receives an annual retainer of $110,000 and each other non-employee director receives an annual retainer of $20,000.

Compensation of Executive Officers

   Summary Compensation Table

      The following table sets forth compensation information for the fiscal years ended July 31, 2002, 2001 and 2000 with respect to the Chief Executive Officer and each of the four other most highly compensated executive officers who were serving as executive officers on July 31, 2002.

                                                                                       Long Term
                                                     Annual Compensation              Compensation
                                            -------------------------------------     ------------
                                                                                         Awards
                                                                                      ------------
                                                                                       Securities
                                                                     Other Annual      Underlying        All Other
Name and Principal Position          Year     Salary       Bonus     Compensation        Options        Compensation
---------------------------          ----     ------       -----     ------------     ------------      ------------
Michael S. Funk                      2002   $ 377,885   $      0        $     0           75,000       $ 49,315 (1)
  Vice Chair of the Board            2001     273,177          0              0                0         43,538 (2)
  and Chief Executive Officer        2000     172,692          0              0                0         47,827 (2)

Steven H. Townsend                   2002     220,193     86,832              0           50,000          1,466 (3)
  President                          2001     178,846    141,290              0           50,000          5,285 (4)
                                     2000      83,060          0              0           50,000          7,105 (4)

Kevin T. Michel                      2002     208,654     95,444              0           50,000         13,520 (5)
  President of Western Region        2001     185,871     38,473         48,317 (7)       50,000          7,650 (6)
  and Assistant Secretary            2000     114,712     31,958              0           50,000         12,241 (4)

Todd Weintraub                       2002     161,539     63,427              0           25,000          8,666 (5)
  Vice President, Chief Financial    2001     113,608     12,500              0           25,000          5,827 (6)
  Officer and Treasurer              2000      71,942          0              0           10,000          6,363 (4)

Daniel V. Atwood                     2002     158,654     63,427              0           25,000          3,021 (3)
  Senior Vice President              2001     137,444     22,824              0           25,000          4,123 (4)
  and Secretary                      2000     100,294     20,294              0           35,000          5,781 (4)

----------
(1) Represents the premiums on an executive life insurance policy and contributions to a 401(k) account. This amount does not include the fair market value of shares allocated to the named executive officer in fiscal 2002 under the Employee Stock Ownership Plan.

(2) Represents the premiums on an executive life insurance policy, contributions to a 401(k) account and the fair market value of shares of common stock allocated under the Employee Stock Ownership Plan.

(3) Represents contributions to a 401(k) account and fees for personal tax preparation. This amount does not include the fair market value of shares allocated to the named executive officer in fiscal 2002 under the Employee Stock Ownership Plan.

(4) Represents contributions to a 401(k) account and the fair market value of shares of common stock allocated under the Employee Stock Ownership Plan.

(5) Represents contributions to a 401(k) account and an auto allowance. This amount does not include the fair market value of shares allocated to the named executive officer in fiscal 2002 under the Employee Stock Ownership Plan

(6) Represents contributions to a 401(k) account, an auto allowance and the fair market value of shares of common stock allocated under the Employee Stock Ownership Plan.

(7) Represents travel and temporary living expenses paid by the Company in connection with Mr. Michel's relocation.

   Option Grants in Last Fiscal Year

      The following table sets forth the grants of stock options to the named executive officers during the year ended July 31, 2002. The percentages in the table below are based on options to purchase 594,000 shares of common stock granted under our stock option plan in the year ended July 31, 2002 to our employees and directors. The exercise price per share of each option was equal to the fair market value of the common stock on the date of grant as determined by the Board of Directors. Potential realizable values are net of exercise price before taxes and are based on the assumption that our common stock appreciates at the annual rate shown, compounded annually, from the date of grant until the expiration of the ten-year term. These numbers are calculated based on the requirements of the Securities and Exchange Commission and do not reflect our estimate of future stock price growth. We did not grant any stock appreciation rights to named executive officers during the fiscal year ended July 31, 2002.

                                                                                 Potential Realizable Value
                                            Percent of                           at Assumed Annual Rates of
                           Number of      Total Options                           Stock Price Appreciation
                          Securities        Granted to     Exercise                    for Option Term
                          Underlying       Employees in    Price Per  Expiration  -------------------------
         Name           Options Granted    Fiscal Year       Share       Date          5%            10%
---------------------   ---------------   -------------    ---------  ----------  ----------     ----------
Michael S. Funk             75,000              13%         $22.80    12/3/2011   $1,075,410     $2,725,300
Steven H. Townsend          50,000               8%          22.80    12/3/2011      716,940      1,816,866
Kevin T. Michel             50,000               8%          22.80    12/3/2011      716,940      1,816,866
Todd Weintraub              25,000               4%          22.80    12/3/2011      358,470        908,433
Daniel V. Atwood            25,000               4%          22.80    12/3/2011      358,470        908,433

   Fiscal Year-End Option Values

      The following table summarizes information with respect to stock options owned by the named executive officers as of July 31, 2002, and with respect to stock options exercised by the named executive officers during the fiscal year ended July 31, 2002. The values of unexercised in-the-money options shown below have been calculated on the basis of $18.42 per share, the last reported sale price for our common stock on the Nasdaq National Market on July 31, 2002, multiplied by the number of shares underlying those options. No options or stock appreciation rights were exercised by named executive officers during the fiscal year ended July 31, 2002, and no stock appreciation rights were held by named executive officers at July 31, 2002.

                                                                                         Value of
                                                       Number of Securities             Unexercised
                                                      Underlying Unexercised       In-the-Money Options at
                           Shares                   Options at Fiscal Year End        Fiscal Year End
                         Acquired on     Value     ----------------------------  ---------------------------
         Name             Exercise      Realized    Exercisable   Unexercisable  Exercisable   Unexercisable
---------------------   -----------   ----------   ------------   -------------  -----------   -------------
Michael S. Funk (1)         74,250    $1,229,503        24,000      129,000            $ 0            $ 0
Steven H. Townsend              --            --        25,000      172,500        169,875        376,250
Kevin T. Michel             28,125       291,325            --      127,500             --        251,250
Todd Weintraub               1,826        13,908         6,924       55,250         27,542        125,625
Daniel V. Atwood            66,000       819,036        49,750       48,750        278,125         68,750

----------
(1) The exercise price of Mr. Funk's options on July 31, 2002 was greater than $18.42 per share.

Equity Compensation Plans

   Amended and Restated 1996 Stock Option Plan

      The 1996 Stock Option Plan was originally adopted by the Board of Directors and approved by stockholders in July 1996. An Amended and Restated 1996 Option Plan was approved by the stockholders of the Company in October 1996. Additional amendments to the Amended and Restated 1996 Stock Option Plan were approved by stockholders in December 1998 and December 2000.

      Of the 2,500,000 shares of common stock authorized for issuance under Amended and Restated 1996 Option Plan, options for the purchase of 2,500,000 shares of common stock, net of any forfeitures, have been granted. No shares are available for future awards, subject to the forfeiture of an existing award.

   Employee Stock Ownership Plan

      The Employee Stock Ownership Plan was adopted by the Board of Directors and approved by stockholders in November 1988. This plan enabled us to acquire shares of our outstanding common stock for the benefit of eligible employees. We established a trust to hold the acquired shares of our common stock. We originally acquired 2,200,000 shares of our outstanding common stock from certain stockholders in exchange for a promissory note. As this promissory note is repaid, the shares of common stock held by the trust are released in proportion to the amount of principal paid down on the promissory note. These released shares are allocated among the accounts of eligible employees. The shares of common stock in an employee's account generally vest after five years of qualified employment or upon death or disability.

      As of July 31, 2002, approximately 990,000 shares of common stock have been allocated or released for allocation to employees. Allocations are projected to continue at the rate of 88,000 shares of common stock per year.

   1996 Employee Stock Purchase Plan

      The 1996 Employee Stock Purchase Plan was adopted by the Board of Directors and approved by stockholders in October 1996. This plan authorizes the issuance of up to a total of 100,000 shares of our common stock to participating employees and directors. Participation in this plan is voluntary. Participating employees and directors may purchase shares of our common stock at the end of each participating period at a purchase price equal to 85% of the fair market value of our common stock either on the first day or the last of the participating period, whichever is lower. During any participation period, participating employees may not purchase a number of shares of that is more than an amount equal to 15% of their base compensation divided by 85% of the market value of a share of our common stock on the commencement date of such participating period.

      All of the shares of common stock authorized for issuance under the 1996 Employee Stock Purchase Plan have been purchased. No shares are available for future awards.

   Equity Compensation Table

      The following table provides certain information with respect to equity awards under the Amended and Restated 1996 Stock Option, the Employee Stock Ownership Plan and the 1996 Stock Purchase Plan as of July 31, 2002. This table does not include information about the proposed 2002 Stock Incentive Plan.

----------------------------------------------------------------------------------------------
                                                                        Number of securities
                                                                      remaining available for
                          Number of securities                         future issuance under
                           to be issued upon                             equity compensation
                              excercise of          Weighted-average      plans (excluding
                           outstanding options,    exercise price of   securities reflected in
     Plan category         warrants and rights    outstanding options    the first column) (1)
----------------------------------------------------------------------------------------------
Plans approved by             1,692,808                16.22                1,996,787
stockholders
----------------------------------------------------------------------------------------------
Plans not approved by
stockholders                     ---                    ---                    ---
----------------------------------------------------------------------------------------------
Total                         1,692,808                16.22                1,996,787
----------------------------------------------------------------------------------------------

----------
(1) 1,196,787 securities included in this column are unallocated securities held in the Employee Stock Ownership Trust. These securities are currently issued and outstanding. Therefore, allocation of these securities to employees will not increase the total number of issued and outstanding securities.

Other Benefit Plans

   401(k) Plan

      We maintain a 401(k) retirement savings plan that is available to substantially all of our employees. Under the terms of this plan, we match 50% of each participant's voluntary contributions up to 8% of the participant's base compensation. A participant vests in 20% of the matching contributions per year. Participants may invest their contributions and the matching contributions in a variety of investment choices, including a United Natural Foods, Inc. stock fund, a unitized stock fund which is a mixture of cash and common stock. Ownership in the United Natural Foods, Inc. stock fund is measured in units of the fund instead of shares of stock. Participants are not required to invest any specific portion of their contributions or the matching contributions in our common stock.

Report of the Compensation Committee on Executive Compensation

   Overview and Philosophy

      The Compensation Committee of the Board of Directors is responsible for making recommendations concerning salaries and incentive compensation for employees, including the Chief Executive Officer and other executive officers, and administering the Amended and Restated 1996 Stock Option Plan. The Compensation Committee currently consists of Messrs. Barker, Cianciolo, Heffernan and Simone, each of whom is an independent director. This report addresses our compensation policies for fiscal 2002 as they affected the Chief Executive Officer and the other executive officers. The objectives of our executive compensation program are to:

            o Attract and retain key executives critical to our long-term success;

            o Align the executive officers' interests with the interests of stockholders;

            o     Enhance the overall performance of the Company; and

            o Recognize and reward individual performance and responsibility.

   Compensation Program

      General. Our executive compensation program generally consists of base salary, cash incentive compensation and long-term incentive compensation in the form of stock options. Executives also participate in benefit programs that are generally available to our employees, including medical benefits, the Employee Stock Ownership Plan and the 401(k) retirement savings plan.

      All compensation decisions are determined following a review of many factors that the we believe are relevant, including third-party data, our achievements over the past year, the individual's contributions to our success, any significant changes in role or responsibility, and the internal equity of compensation relationships.

      In general, we intend that the overall total compensation opportunities provided to the executive officers should reflect competitive compensation for executives with corresponding responsibilities in comparable firms providing similar products and services. To the extent determined to be appropriate, we also consider general economic conditions, our financial performance and individual merit in setting compensation policies for our executive officers.

      The compensation committee regularly assesses, with the assistance of our outside compensation consultants, the competitiveness of our total compensation program, including base salaries, annual cash incentives and long-term stock-based incentives. Data for external comparisons are drawn from a number of sources, including the publicly available disclosures of selected comparable firms with similar products and national compensation surveys of information technology firms of similar size or industry.

      For fiscal 2002, we reviewed the appropriate mix between salary and other forms of compensation and set annual compensation guidelines for our executive officers.

      Base Compensation. Michael S. Funk (Chief Executive Officer) had his salary for fiscal 2002 based primarily on subjective factors, including his leadership skills and his contributions to our growth (both internally and through acquisitions) and overall performance over the past several years, as well as his contributions to our improved operating and financial performance since his election as Chief Executive Officer. We increased Mr. Funk's base salary in fiscal 2002 from $300,000 to $425,000 due to the excellent overall operating and financial performance of UNFI and the low relative compensation paid to Mr. Funk compared to the chief executive officers of other companies in our industry. In light of our position as one of only two national distributors of natural foods and related products in the United States, we believe that Mr. Funk's current base salary and total compensation remain well below market. We intend to continue to assess his base salary from time to time to assure that it remains competitive within our industry.

      For fiscal 2002, compensation for other executive officers was set within the range of compensation for executives with comparable qualifications, experience and responsibilities at other companies in the same or similar businesses, based on the determination of management and approved by this Compensation Committee. Base compensation was also determined in light of a particular individual's contribution as a whole, including the ability to motivate others, develop the necessary skills to grow, recognize and pursue new business opportunities and initiate programs to enhance our growth and success. We believe that the base salaries of all of our executive officers are below market in light of their responsibilities. We intend to continue to review their base salaries during future years.

      Long-Term Incentive Compensation. Long-term incentives for executive officers and key employees are provided through individual stock ownership, the Employee Stock Ownership Plan and Amended and Restated 1996 Stock Option Plan. The objectives of these plans are to align executive and stockholder long-term interests by creating a strong and direct link between executive compensation and stockholder return, and to enable executives to develop and maintain a significant, long-term stock ownership position in our common stock. Stock options are granted at an option price equal to the fair market value, or, in the case of owners of 10% or more of our common stock, 10% above the fair market value of our common stock on the date of grant and will only have value if our common stock price increases. In selecting executives eligible to receive option grants and determining the amount and frequency of such grants, we evaluate a variety of factors, including (i) the job level of the executive, (ii) option grants awarded by competitors to executives at a comparable job level, and (iii) past, current and prospective service rendered, or to be rendered, by the executive officer.

      Section 162(m). Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million dollars paid to the Chief Executive Officer or any of the named executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements, such as stockholder approval of a compensation plan, are met. Although we are considering the limitations on the deductibility of executive compensation imposed by Section 162(m) in designing our executive compensation programs, we believe that it is unlikely that such limitation will affect the deductibility of the compensation to be paid to our executive officers in the near term. We will continue to monitor the impact of
Section 162(m) on our compensation arrangements.

                                            Gordon D. Barker, Chair
                                            Joseph M. Cianciolo
                                            James P. Heffernan
                                            Thomas B. Simone

Compensation Committee Interlocks and Insider Participation

      The current members of our Compensation Committee are Messrs. Barker, Cianciolo, Heffernan and Simone. None of our executive officers have served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of our Compensation Committee.

Employment Agreements

      None of our executive officers have an employment agreement or severance arrangement.

Certain Relationships and Related Transactions

      In connection with the establishment of the Employee Stock Ownership Plan in November 1988, certain stockholders, including Steven H. Townsend and Daniel
V. Atwood contributed an aggregate of 2,200,000 shares of the Company's Common Stock to the Employee Stock Ownership Trust in exchange for a note (the "ESOT Note") from the Employee Stock Ownership Trust in the original amount of $4,080,000, the largest amount of indebtedness outstanding under the ESOT Note. The Company guarantees payment by the Employee Stock Ownership Trust of the ESOT Note. The ESOT Note is payable in equal monthly installments of principal and interest from December 1988 to May 2015. Interest is charged on the ESOT Note at a rate of 10% per annum. The amount outstanding on the ESOT Note as of September 30, 2002 was $2,053,200.

      Under a distribution agreement, dated as of August 23, 1994, between Mountain People's Warehouse, Inc. ("Mountain People's") and Mountain People's Wine Distributing, Inc. ("MPWD"), of which Michael S. Funk is a 55% stockholder, Mountain People's distributes wine and beer for MPWD. Since the effective date of this agreement, MPWD has paid Mountain People's a market rate for this service.

Comparative Stock Performance

      The graph below compares the cumulative total stockholder return on our common stock for the period from July 31, 1996 through July 31, 2002 with the cumulative total return on (i) an index of Food Service Distributors and Grocery Wholesalers and (ii) the Nasdaq Composite Index. The comparison assumes the investment of $100 on July 31, 1996 in our common stock and in each of the indices and, in each case, assumes reinvestment of all dividends. The index of Food Service Distributors and Grocery Wholesalers includes SYSCO Corporation, Performance Food Group Co., Fleming Companies, Inc. and SuperValu, Inc.

               [Printed materials have a performance chart here.]

                                              7/31/96  7/31/97  7/31/98  7/31/99  7/31/00  7/31/01  7/31/02
                                              -------  -------  -------  -------  -------  -------  -------
United Natural Foods, Inc....................   $100     $177     $206     $138     $105     $164     $136
Nasdaq Composite Index.......................   $100     $131     $154     $220     $314     $168     $111
Index of Food Distributors and Wholesalers...   $100     $116     $145     $182     $207     $291     $277

             PROPOSAL 2 - APPROVAL OF THE 2002 STOCK INCENTIVE PLAN

      In October 2002, the Board of Directors unanimously approved and adopted the 2002 Stock Incentive Plan (the "2002 Plan") and directed that it be submitted to stockholders for approval. The purpose of the 2002 Plan is to align the interests of the participants with those of other stockholders through equity-based compensation alternatives, thereby promoting our long-term financial interests and enhancing long-term stockholder return. The 2002 Plan will allow us to effectively recruit, motivate and retain the caliber of employees essential for our success and provide them with incentive compensation opportunities that are competitive with those of similar companies. Approval of the 2002 Plan requires the affirmative vote of a majority of the shares of common stock represented at the meeting and entitled to vote.

Recommendation of the Board of Directors

      The Board of Directors believes that the approval of the 2002 Plan in the best interests of United Natural Foods, Inc. and its stockholders and recommends a vote FOR such approval.

Summary Description of the 2002 Plan

      The following is a brief summary of the material features of the 2002 Plan. The full text of the 2002 Plan is attached as Appendix B to this proxy statement.

   Administration and Operation

      The 2002 Plan will be administered by a committee of independent directors designated from time to time by the Board of Directors. Currently, the Compensation Committee has been charged with the responsibility of administering our stock-based compensation programs, and it will serve as the administration committee for the 2002 Plan.

      The committee will have complete and absolute authority to make any and all decisions regarding the administration of the 2002 Plan, including the authority to construe and interpret the 2002 Plan and awards under the 2002 Plan, establish administrative rules and procedures, select award recipients, determine the type of awards and establish the terms, conditions and other provisions of awards. The committee may delegate any of its authority and responsibility to management, except for determinations and decisions regarding awards made to executive officers, which must be made by the committee itself.

   Eligibility

      The persons eligible to receive awards under the 2002 Plan include all employees (including officers) and independent directors, and any other person whose participation in the 2002 Plan is determined by the Board of Directors to be in our interest. Approximately 100 persons currently are eligible to participate in the Option Plan. Each of the directors and executive officers of the Company (including those named in this proxy statement), as a potential participant in the 2002 Plan, could be deemed to have an interest in approval of the 2002 Plan.

      The committee has not yet made any grants under the 2002 Plan and is unable to predict the exact number of options that will be granted under the 2002 Plan to officers or directors. The committee expects, however, that in fiscal 2003 it will grant stock options under the 2002 Plan to eligible persons that will not in the aggregate exceed approximately 75% of the total stock options that were granted to eligible persons in fiscal 2002. In December 2001, we granted stock options with respect to an aggregate of 225,000 shares of our common stock to executive officers as a group, options with respect to 66,000 shares of our common stock to directors who are not executive officers as a group, and options with respect to an aggregate of 303,000 shares of our common stock to employees (including all current officers who are not executive officers) as a group.

   Shares Available for Issuance

      Under the 2002 Plan, 1,400,000 shares of common stock will be authorized and available for issuance when the 2002 Plan becomes effective. If the shares of common stock that are subject to an award are not issued or cease to be issuable because the award is terminated, forfeited or cancelled, those shares will then become available for additional awards. The maximum number of shares of common stock that can be the subject of awards to any individual in any fiscal year is 300,000 Shares.

      The number of shares of common stock authorized and available for issuance under the 2002 Plan is subject to adjustment in the event of a stock split, stock dividend, recapitalization or other similar action.

      Because shares of our Common Stock will be issued upon exercise of the stock options granted under the 2002 Plan, the proportional ownership of our existing stockholders will be reduced.

   Terms and Types of Awards

      Awards under the 2002 Plan will be in the form of stock options (either incentive stock options or non-qualified stock options). Subject to certain restrictions that are set forth in the 2002 Plan, the committee will have complete and absolute authority to set the terms, conditions and provisions of each award, including the size of the award, the exercise or base price, the vesting and exercisability schedule (including provisions regarding acceleration of vesting and exercisability) and termination, cancellation and forfeiture provisions.

      The term of a stock option shall not extend beyond ten years from the date of grant, except in the case of a grantee who owns more than 10% of the total combined voting power of all classes of our capital stock, in which case the term of an incentive stock option may not extend beyond five years from the date of grant.

      The exercise price to be paid by a grantee for each share of our common stock purchased upon the exercise of a stock option shall be equal to the fair market value of a share of our common stock on the date the incentive stock option is granted, except in the case of a grantee who owns more than 10% of the total combined voting power of all classes of our capital stock, in which case the exercise price for each share of our common stock purchased upon exercise of an incentive stock option shall not be less than 110% of the fair market value of a share of our common stock on the date the incentive stock option is granted. In no event may a stock option be granted if the exercise price per share of our common stock is less than the par value of a share of our common stock.

      The committee may, in its sole discretion, authorize our Chief Executive Officer to grant awards under the 2002 Plan to employees who are not key employees of the Company. Our Chief Executive Officer would not be permitted to grant any stock option that would not comply with Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or that is intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. The committee will establish a maximum aggregate number of shares of our common stock with respect to which our Chief Executive Officer may grant stock options during each fiscal year. The exercise price of any stock options granted by our Chief Executive Officer may not be less than the fair market value of a share of our common stock on the date of grant.

   Exercise of Options

      Stock options may be exercised by delivery to the committee of a notice of exercise specifying the number of shares of common stock to be purchased together with payment in full of the purchase price for the number of shares of common stock being purchased. Payment for the shares of common stock purchased may be made by (a) cash or check, (b) surrender of shares of our common stock owned by the participant for more than six months or (c) through a "same day sale" commitment from the participant and a broker-dealer whereby the participant irrevocably elects to exercise the option and to sell a portion of the shares so purchased to pay for the exercise price, and whereby the broker-dealer commits to forward the exercise price directly to the Company.

   Prohibition on Repricing of Stock Options

      Notwithstanding any other provision of the 2002 Plan, the committee may not "reprice" any stock option granted under the 2002 Plan if the effect of such repricing would be to decrease the exercise price per share applicable to such stock option. For this purpose, a "repricing" would include a tandem cancellation and regrant or any other amendment or action that would have substantially the same effect as decreasing the exercise price of outstanding stock options (either incentive stock options or non-qualified stock options).

   Valuation

      For purposes of establishing the purchase price for all stock option awards, whether incentive stock options or non-qualified stock options, and for all other valuation purposes under the 2002 Plan, the fair market value per share of common stock on any relevant date under the 2002 Plan is closing price of the shares of common stock as reported for that date by The Wall Street Journal.

   Amendments, Suspension and Termination

      The Board of Directors may at any time terminate, suspend, or modify the 2002 Plan, except that the Board of Directors may not, without stockholder approval, change (a) the aggregate number of shares available for awards, (b) the class of persons eligible to receive awards, or (c) the maximum duration of the 2002 Plan.

   Adjustments for Changes in Capitalization

      In the event that there is any change in the shares of our common stock through merger, consolidation, reorganization, recapitalization or otherwise, or if there shall be any dividend on our common stock payable in shares of our common stock, or if there shall be a stock split or a combination of out common stock, the aggregate number of shares of our common stock available for awards, the number of shares of our common stock subject to outstanding awards, and the exercise price of each outstanding stock option (either an incentive stock option or a non-qualified stock option) may be proportionately adjusted by the Board of Directors as it deems equitable in its absolute discretion to prevent dilution or enlargement of the rights of the grantees. Any shares of our common stock to which a grantee shall become entitled as a result of the foregoing shall have the same status, be subject to the same restrictions and bear the same legend (if any) as the shares of our common stock with respect to which they were issued, except as may be otherwise provided by the committee.

U.S. Federal Income Tax Consequences

      The following is a brief description of the material U.S. federal income tax consequences associated with awards under the 2002 Plan. This description is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. Tax consequences in other countries may vary.

   Stock Options

      There will be no federal income tax consequences to either us or the participant upon the grant of a stock option. If the stock option is a non-qualified stock option, the participant will realize ordinary income at exercise equal to the excess of the fair market value of the common stock acquired over the exercise price and we will receive a corresponding deduction. Any gain or loss realized upon a subsequent disposition of the common stock acquired will generally constitute capital gain.

      If the stock option is an incentive stock option, the participant will not realize taxable income on exercise, but the excess of the fair market value of the stock acquired over the exercise price may give rise to an "alternative minimum tax." When the common stock acquired is subsequently sold, the participant will recognize income equal to the difference between the sales price and the exercise price of the stock option. If that sale occurs after the expiration of two years from the date of the grant and one year from the date of exercise, the income will constitute long-term capital gain. If the sale occurs prior to that time, the participant will recognize ordinary income to the extent of the lesser of the gain realized upon the sale or the difference between the fair market value of the common stock acquired at the time of exercise and the exercise price; any additional gain will constitute capital gain. We will be entitled to a deduction in an amount equal to the ordinary income that the participant recognizes.

                PROPOSAL 3 - RATIFICATION OF INDEPENDENT AUDITORS

      The Board of Directors has appointed KPMG LLP as our independent public auditors for the fiscal year ending July 31, 2003, subject to ratification by stockholders at the annual meeting. If stockholders do not ratify the appointment of KPMG LLP, the Board of Directors will reconsider the matter. Representatives of KPMG LLP, which served as our independent public auditors for the fiscal year ended July 31, 2002, will be present at the annual meeting to respond to appropriate questions and to make such statements as they may desire.

Recommendation of the Board of Directors

      The Board of Directors believes that the ratification of the appointment of KPMG LLP is in the best interests of United Natural Foods, Inc. and its stockholders and recommends a vote FOR such ratification.

Audit Committee Report

      The Audit Committee of the Board of Directors is comprised solely of independent directors, as defined in the Marketplace Rules of The Nasdaq Stock Market, Inc., and it operates under a written charter adopted by the Board of Directors. The composition of the Audit Committee, the attributes of its members and its responsibilities, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis.

      The primary purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company's financial reporting process, which is more fully described in its charter. A copy of the Audit Committee's charter was most recently published in our proxy statement for the annual meeting of stockholders held in 2000.

      Management is responsible for the preparation, presentation, and integrity of the financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. Our independent public auditors, KPMG LLP, are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America.

      The Audit Committee has prepared the following report on its activities with respect to the audited financial statements for the fiscal year ended July 31, 2002 (for purposes of this report, the "audited financial statements"). The following report of the audit committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report by reference in the specified filing.

      The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with KPMG LLP, our independent public auditors, the matters required to be discussed by Statements on Auditing Standards No. 61. The Audit Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, and has discussed with KPMG LLP its independence.

      Based on the Audit Committee's review of the audited financial statements and the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended July 31, 2002, for filing with the Securities and Exchange Commission.

                                                 Joseph M. Cianciolo, Chair
                                                 Gordon D. Barker
                                                 James P. Heffernan
                                                 Thomas B. Simone

Fees Incurred and Payable to KPMG LLP

      In addition to retaining KPMG LLP to audit our financial statements for fiscal year 2002, the Company engaged the firm from time to time during the year to perform other services. The aggregate fees billed by KPMG LLP in connection with services rendered during fiscal 2002 were:

         (a) Audit Fees. $242,200 for professional services rendered in connection with the audit of our financial statements for the fiscal year ended July 31, 2002 and for the review of our quarterly financial statements for the fiscal quarters ended October 31, 2001, January 31, 2002 and April 30, 2002

         (b) Financial Information Systems Design and Implementation Fees. We did not contract with KPMG LLP to provide professional services in connection with financial information systems design and implementation.

         (c) All Other Fees. $197,601 for all other services not described above, of which $129,400 represented primarily assistance with tax compliance and consultation on federal and state tax maters; $35,335 represented required audits of our employee benefit plans, $7,500 represented tax consultation for acquisition related matters, $15,250 represented assistance with tax research and $10,116 related to other audit assist matters.

      The Audit Committee has considered whether the provision of the non-audit services described above by KPMG LLP is compatible with maintaining auditor independence and determined that KPMG LLP's non-audit services did not compromise its independence as independent auditor.

                                  OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than 10% of our common stock ("Reporting Persons") to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities. Based solely on our review of copies of reports filed by the Reporting Persons furnished to us, we believe that during the fiscal year ended July 31, 2002 the Reporting Persons complied with all Section 16(a) filing requirements.

Stockholder Proposals for the 2003 Annual Meeting of Stockholders

      Any proposal that a stockholder wishes to be considered for inclusion in our proxy statement for the 2003 Annual Meeting of Stockholders must be submitted to our corporate secretary at 260 Lake Road, Dayville, Connecticut 06241, no later than the close of business on July 31, 2003. We strongly encourage stockholders interested in submitting a proposal to contact legal counsel with regard to the detailed requirements of applicable securities laws. Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement.

      If a stockholder wishes to present a proposal before the 2003 Annual Meeting of Stockholders, but does not wish to have the proposal considered for inclusion in our proxy statement, such stockholder must give written notice to our corporate secretary at the address noted above. Our corporate secretary must receive such notice not less than 60 days nor more than 90 days prior to the 2003 Annual Meeting of Stockholders, provided that in the event that less than 70 days' notice or prior public disclosure of the date of the 2002 Annual Meeting of Stockholders is given or made, notice by the stockholder must be received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. The stockholder's submission must include certain specified information concerning the proposal and the stockholder, including such stockholder's ownership of our common stock. As we will not entertain any proposals at the annual meeting that do not meet these requirements, we strongly encourages stockholders to seek advice from legal counsel before submitting a proposal.

      THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING IN PERSON OR BY MEANS OF THE WEBCAST. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXY CARDS.

                                          By Order of the Board of Directors,

                                          Thomas B. Simone,
                                          Chair of the Board
October 25, 2002

                                   APPENDIX A

                           UNITED NATURAL FOODS, INC.
                   NOMINATING AND GOVERNANCE COMMITTEE CHARTER

      This document sets forth the Charter of the Nominating and Governance Committee (the "Committee") of the Board of Directors (the "Board") of United Natural Foods, Inc. (the "Company").

Purpose

      The purpose of the Committee is:

      o to develop and recommend to the Board for adoption, and thereafter periodically review, corporate governance principles applicable to the Company ("Corporate Governance Guidelines");

      o to identify individuals qualified to become Board members and to recommend to the Board candidates for election as directors at the annual meeting of stockholders;

      o to assess and make recommendations to the Board regarding the size and composition of the Board and the size, composition, scope of authority, responsibilities, and reporting obligations of each committee of the Board;

      o to assist the Board in the review of the performance of the Board, the committees of the Board, and individual members of the Board, and to make recommendations to the Board to improve such performance; and

      o to review and make recommendations to the Board regarding the Company's Stockholder Rights Plan.

Committee Membership

      The Committee shall consist of no fewer than three members, each of whom shall meet the independence requirements of The Nasdaq Stock Market ("Nasdaq") and such other independence requirements, if any, as may be established by the Company's Corporate Governance Guidelines. Each year, following the Company's Annual Meeting, the Committee shall elect a Chair of the Committee, who may be the incumbent Chair or another member of the Committee.

      The Board shall have sole authority to appoint and remove members of the Committee.

Committee Authority and Responsibilities

      1. The Committee shall, from time to time, as the Committee deems appropriate, but no less frequently than annually, review and assess the adequacy of the Company's Corporate Governance Guidelines and recommend to the Board for approval any changes that the Committee considers appropriate. To fulfill this responsibility, the Committee shall endeavor to remain informed on corporate governance practices generally, including emerging trends among comparable companies.

      2. At least annually, the Committee (i) shall evaluate the size and composition of the Board in light of the operating requirements of the Company and existing corporate governance trends, including consideration of appropriate areas of expertise to be represented on the Board, and (ii) shall report its findings and any recommendations to the Board.

      3. The Committee shall develop and recommend for approval by the Board written eligibility guidelines for directors that are designed to ensure compliance with all applicable legal requirements and the Nasdaq listing requirements. The Committee shall review the eligibility guidelines from time to time as requested by the Board or as the Committee deems necessary or appropriate.

      4. The Committee shall identify, evaluate, and recommend to the Board for nomination candidates for election as directors at the Annual Meeting of Stockholders or by appointment by the Board, including consideration of prospective candidates proposed for consideration by management or by any stockholder.

      5. If, during the course of a year, a vacancy occurs, or if the Committee becomes aware of a pending vacancy, and the Board determines that the vacancy shall be filled by Board, the Committee shall recommend to the Board a qualified individual for appointment by the Board to serve as a director until the next Annual Meeting of Stockholders at which the class of directors of which such new director is a member stand for election.

      6. In performing its responsibilities under paragraphs 4 and 5 above, the Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates and shall have sole authority to approve the search firm's fees and other retention terms.

      7. At least annually, the Committee shall (i) evaluate the size, composition, membership qualifications, scope of authority, responsibilities, and reporting obligations of each committee of the Board and (ii) shall report its findings and any recommendations to the Board.

      8. The Committee shall consider, adopt and oversee all processes for evaluating the performance of the Board, the Chair of the Board, each Committee and individual directors.

      9. The Committee shall consider, adopt and oversee director orientation and continuing education programs.

      10. The Committee shall (i) evaluate each shareholder proposal submitted for inclusion in the Company's proxy materials to determine whether the proposal is eligible for inclusion based on compliance with substantive and procedural requirements of the Company's Bylaws, Delaware corporate law, and the Securities and Exchange Commission proxy rules and (ii) shall recommend to the Board whether the Company shall support or oppose the proposal.

      11. The Committee, in conjunction with the Compensation Committee, shall consider the appropriate levels of director compensation and an appropriate director compensation program, and shall make recommendations to the Board regarding the same.

      12. The Committee, in conjunction with the Compensation Committee, shall conduct an annual review of the performance of the Chief Executive Officer and shall oversee the annual reviews of the performance of other executive officers to ensure that it is consistent with the short-term and long-range goals of the Company.

      13. The Committee shall periodically review and advise the Board regarding the Company's management development and succession plans.

      14. The Committee shall periodically review and advise the Board regarding the appropriateness of the Company's Stockholder Rights Plan as a whole and its specific terms.

      15. The Committee shall approve the service of Board members on the board of directors of any other public company.

      16. The Committee shall review the Directors and Officers questionnaires prepared annually by the Company's directors and officers.

      17. The Chair of the Committee shall convene regular meetings of the independent directors of the Company, no less often than once per quarter, usually in conjunction with the regular Board Meetings.

      18. At least annually, the Committee shall review the Company's Code of Conduct, Corporate Policies Manual, Conflict of Interests Policy/Questionnaire, Confidentiality of Information Policy, Social and Environmental Practices Policy and the reports of the CEO and executive officers responsible for these matters. The Committee shall have the sole power to grant any waivers from these policies or practices.

      19. In carrying out its duties and responsibilities under this Charter, the Committee shall have authority to obtain the advice and assistance of internal or external legal, accounting and other advisors.

      20. The Committee shall review and assess this Charter annually and recommend any proposed changes to the Board.

Meetings and Minutes

      The Committee shall hold meetings, in person or by telephone, at such times and with such frequency as it deems necessary to carry out its duties and responsibilities under this

Charter. Special meetings of the Committee may be called by the Chair of the Board or the President of the Company or by the Chair of the Committee, with notice of any such special meeting to be given in accordance with the Company's Bylaws. A majority of the members of the Committee shall constitute a quorum for the transaction of business by the Committee. At the discretion of the Committee, other members of the Board and any officer or employee of the Company may be invited to attend and participate in meetings of the Committee.

      The Committee also may act by unanimous written consent in accordance with the terms of the Company's Bylaws.

      Minutes of each Committee meeting and records of all other Committee actions shall be prepared by the Secretary of the Company or, if the Secretary is not present at the meeting, any person appointed by the Chair of the Committee, and shall be retained with the permanent records of the Company.

      The Committee shall report to the Board, no later than the next regular Board meeting, all decisions made and actions taken by the Committee.

Adoption and Amendment

      This Charter has been adopted by the Board, and may be amended at any time or from time to time, in whole or in part, solely by a resolution adopted by the Board.

                                   APPENDIX B

                           UNITED NATURAL FOODS, INC.

                            2002 STOCK INCENTIVE PLAN

PURPOSE.

      The United Natural Foods, Inc. 2002 Stock Incentive Plan (the "Plan") is designed to enable employees, officers and directors of, and consultants or advisers to, United Natural Foods, Inc. (the "Company") and its Subsidiaries to acquire or increase a proprietary interest in the Company, and thus to share in the future success of the Company's business. Accordingly, the Plan is intended as a further means not only of attracting and retaining outstanding personnel, but also of promoting a closer identity of interests between management and stockholders. The Board of Directors believe that the grant of Options under the Plan will be in the Company's interest because the personnel eligible to receive Options under the Plan will be those who are in positions to make important and direct contributions to the success of the Company.

DEFINITIONS.

      In this Plan document, unless the context clearly indicates otherwise, words in the masculine gender shall be deemed to refer to females as well as males, any term used in the singular also shall refer to the plural, and the following capitalized terms shall have the following meanings set forth in this
Section 2:

"Beneficiary" means the person or persons designated in writing by the Grantee as his beneficiary in respect of an Option; or, in the absence of an effective designation or if the designated person or persons predecease the Grantee, the Grantee's Beneficiary shall be the person or persons who acquire by bequest or inheritance the Grantee's rights in respect of an Option. In order to be effective, a Grantee's designation of a Beneficiary must be on file with the Company before the Grantee's death. Any such designation may be revoked and a new designation substituted therefore at any time before the Grantee's death.

"Board of Directors" or "Board" means the Board of Directors of the Company.

"Change in Control" means the first to occur of the following events:

any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange
Act), other than a current stockholder of the Company or a trustee or other fiduciary holding securities of the Company under an employee benefit plan maintained by the Company or any corporation owned, directly or indirectly, by the Company's stockholders in substantially the same proportions as their ownership of the Company's stock, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the total combined voting power of the Company's then-outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders and which the Board does not recommend such stockholders to accept;

three or more directors, whose election or nomination for election is not approved by a majority of the members of the incumbent Board then serving as members of the Board of Directors, are elected within any single 24-month period to serve on the Board of Directors, provided that an individual whose election or nomination for election is approved as a result of either an actual or threatened election contest or proxy contest, including by reason of any agreement intended to avoid or settle any election contest or proxy contest, will be deemed not to have been approved by a majority of the incumbent Board for purposes of this definition; or

approval by stockholders of the Company of:

            (i) a merger, consolidation, or reorganization involving the Company, unless:

                  the stockholders of the Company, immediately before the merger, consolidation, or reorganization, own, directly or indirectly immediately following such merger, consolidation, or reorganization, at least 75% of the combined voting power of the outstanding voting securities of the corporation resulting from such merger, consolidation, or reorganization in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation, or reorganization;

                  individuals who were members of the incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation, or reorganization constitute at least a majority of the board of directors of the surviving corporation; and

                  no person (other than (I) the Company or any Subsidiary thereof, (II) any employee benefit plan (or any trust forming a part thereof) maintained by the Company, any Subsidiary thereof, or the surviving corporation, or (III) any person who, immediately prior to such merger, consolidation, or reorganization, had beneficial ownership of securities representing 25% or more of the voting power) has beneficial ownership of securities representing 25% or more of the combined voting power of the Surviving Corporation's then outstanding voting securities;

            (ii) a complete liquidation or dissolution of the Company; or

            (iii) an agreement for the sale or other disposition of all or substantially all of the assets of the Company to any person (other than a transfer to a Subsidiary).

"Code" means the Internal Revenue Code of 1986, as amended from time to time.

"Committee" means a committee consisting of such number of members of the Compensation Committee of the Board of Directors with such qualifications as are required to satisfy the requirements of (i) Rule 16b-3 under the Exchange Act and (ii)

Section 162(m) of the Code, and the regulations thereunder, as in effect from time to time (or any successor provision of similar import), to the extent that Options granted under the Plan are intended to qualify as performance-based compensation thereunder.

"Disability" or "Disabled" means having a total and permanent disability as defined in Section 22(e)(3) of the Code.

"Effective Date" means [__________] [_], 2002, the date on which the Plan was approved by the Board.

"Exchange Act" means the Securities Exchange Act of 1934, as amended and in effect from time to time (or any successor rule of similar import).

"Fair Market Value" means, when used in connection with the Shares on a certain date, the fair market value of a Share as determined by the Committee, and shall be deemed equal to the closing price at which Shares are traded on such date (or on the next preceding day for which such information is ascertainable at the time of the Committee's determination) as reported for such date by The Wall Street Journal (or if Shares are not traded on such date, on the next preceding day on which Shares are traded) (or if Shares are traded on such date but no edition of The Wall Street Journal reporting such prices for such date is published, the fair market value shall be deemed equal to the mean of the high and low prices at which Shares are traded on such date as reported through the National Association of Securities Dealers Automated Quotations System in any other newspaper).

"Grantee" means a person to whom an Option has been granted under the Plan.

"Incentive Stock Option" means an Option that complies with the terms and conditions set forth in Section 422(b) of the Code and is designated by the Committee as an Incentive Stock Option.

"Non-qualified Stock Option" means an Option granted under the Plan other than an Incentive Stock Option.

"Option" means any option to purchase a Share or Shares pursuant to the provisions of the Plan. Unless the context clearly indicates otherwise, the term "Option" shall include both Incentive Stock Options and Non-qualified Stock Options.

"Option Agreement" means the written agreement entered into by the Grantee and the Company evidencing the grant of an Option under the Plan.

"Parent" means any parent corporation of the Company within the meaning of
Section 424(e) of the Code (or a successor provision of similar import).

"Shares" means shares of the Company's common stock, par value $0.01 per share.

"Subsidiary" means a subsidiary corporation of the Company within the meaning of
Section 424(f) of the Code (or a successor provision of similar import).

"Term" means the period during which a particular Option may be exercised.

EFFECTIVE DATE AND DURATION OF THE PLAN.

      (a) The Plan shall be effective as of the Effective Date, subject to approval of the Plan within one year of the Effective Date by a majority of the votes cast on the proposal at a meeting of stockholders, provided that the total votes cast represent a majority of all shares entitled to vote. Upon approval of the Plan by the stockholders of the Company as set forth above, all Options granted under the Plan on or after the Effective Date shall be fully effective as if the stockholders of the Company had approved the Plan on the Effective Date. If the stockholders fail to approve the Plan within one year after the Effective Date, any Options granted hereunder shall be null and void and of no effect. The Plan shall terminate upon the close of business on the day next preceding the tenth anniversary of the Effective Date.

      (b) Options may be granted at any time prior to the earlier of the expiration of the ten-year term of the Plan, as described in subsection (a) above, or the termination of the Plan pursuant to Section 17.

SHARES SUBJECT TO THE PLAN.

      (c) Subject to adjustment as provided in Section 15, the number of Shares reserved for issuance under the Plan shall be 1,400,000 Shares. If any Shares subject to an Option are not purchased, or if an Option otherwise terminates, in whole or in part, without the issuance of any Shares subject thereto, then the number of Shares subject to such Option shall, to the extent of any such forfeiture or termination, be restored to the number of Shares reserved for granting Options under the Plan.

      (d) The maximum number of Shares that can be the subject of Options to any individual in any fiscal year of the Company is 300,000 Shares. For purposes of this subsection (b), if an Option is canceled, terminated or expires, the canceled, terminated or expired Option shall be counted against the maximum number of Shares for which Options may be granted to the holder of the Option.

ADMINISTRATION OF THE PLAN.

The Plan shall be administered by the Committee.

The Committee may adopt, amend and rescind rules and regulations relating to the Plan as it may deem proper, shall make all other determinations necessary or advisable for the administration of the Plan, and may provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, to the extent not contrary to the express provisions of the Plan; provided, however, that the Committee may take action only upon the agreement of a majority of its members then in office. Notwithstanding the provisions of the preceding sentence, no action or determination by the Committee may adversely affect any right acquired by any Grantee or Beneficiary under the terms of any Option granted before the date such action or determination is taken or made, unless the affected Grantee or Beneficiary shall expressly consent; but it shall be conclusively presumed that any adjustment pursuant to Section 15 does not adversely affect any such right. Any action that the Committee may take through a written instrument signed by all of its members then in office shall be as effective as though taken at a meeting duly called and held.

The powers of the Committee shall include plenary authority to interpret the Plan, and, subject to the provisions hereof, the Committee may determine (i) the persons to whom Options shall be granted; (ii) the number of Shares subject to each Option; (iii) the Term of each Option; (iv) the frequency of Options and the date on which each Option shall be granted; (v) the type of each Option;
(vi) the exercise periods, and other terms and conditions applicable to each Option, and the provisions of each Option Agreement; and (vii) any performance criteria pursuant to which Options may be granted.

The determinations, interpretations, and other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding, and conclusive for all purposes and upon all persons.

The Committee may, in its sole discretion, authorize the Chief Executive Officer of the Company to grant Awards under the Plan to employees who are not key employees of the Company; provided, however, that the Chief Executive Officer shall not grant any Option (i) that would not comply with Rule 16b-3 of the Exchange Act, or (ii) that is intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code. No later than 90 days after the commencement of each fiscal year of the Company, the Committee may establish (i) a maximum aggregate number of Shares with respect to which the Chief Executive Officer may grant Options during such fiscal year and (ii) the maximum number of Shares with respect to which the Chief Executive Officer may grant Options to any one non-key employee of the Company during such fiscal year. Upon granting any Options pursuant to the Plan, the Chief Executive Officer, promptly, but in any event not later than the next Committee meeting, shall inform the Committee of the terms and number of Shares subject to Options granted to any Grantee. The exercise price of any Options granted by the Chief Executive Officer pursuant to the Plan shall not be less than the Fair Market Value of the Shares on the date the Option is granted.

Any Option granted to a member of the Committee shall be approved by the Board, and no member of the Committee may approve an Option to himself.

ELIGIBILITY TO RECEIVE OPTIONS.

Options may be granted under the Plan to (i) any employee of the Company or of any Subsidiary, including any such employee who is an officer or director of the Company or of any Subsidiary, as the Board shall determine and designate from time to time, and (ii) any other individual whose participation in the Plan is determined to be in the interests of the Company by the Board. All determinations by the Committee as to the identity of the persons to whom Options shall be granted hereunder shall be conclusive.

Directors who are not regular salaried employees of the Company or a Subsidiary shall be eligible to receive Non-qualified Stock Options.

An individual Grantee may receive more than one Option, subject to such restrictions as are provided herein.

Option Agreement.

No Option shall be effective with respect to a Grantee unless he shall have executed and delivered an Option Agreement evidencing the grant of such Option. The Option Agreement shall set forth the number of Shares subject to the Option and the terms, conditions and restrictions applicable thereto.

Appropriate officers of the Company are hereby authorized to execute and deliver Option Agreements in the name of the Company as directed from time to time by the Committee.

INCENTIVE STOCK OPTIONS.

The Committee may authorize the grant of Incentive Stock Options to employees of the Company and of any Subsidiary, including any such employee who is an officer or director of the Company or of any Subsidiary, subject to the terms and conditions set forth in the Plan. The Option Agreement relating to an Incentive Stock Option shall state that the Option evidenced by the Option Agreement is intended to be an "incentive stock option" within the meaning of Section 422(b) of the Code.

The Term of each Incentive Stock Option shall end (unless the Option shall have terminated earlier under another provision of the Plan) on a date fixed by the Committee and set forth in the applicable Option Agreement. In no event shall the Term of an Incentive Stock Option extend beyond ten years from the date of grant. In the case of any Grantee who, on the date the Option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company, a Parent, or a Subsidiary, the Term of the Option shall not extend beyond five years from the date of grant.

To the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options (determined without regard to this paragraph (c)) are exercisable by any Grantee for the first time during any calendar year (under all stock option plans of the Company, its Parent and its Subsidiaries) exceeds $100,000, such Options shall not be Incentive Stock Options. An Option that otherwise satisfies the Incentive Stock Option requirements under Section 422(b) of the Code shall be treated as a Non-qualified Stock Option to the extent that the Option first becomes exercisable in a calendar year with respect to Shares the aggregate Fair Market Value of which exceeds $100,000. For the purpose of this paragraph (c), the Fair Market Value of Shares shall be determined as of the date the Option with respect to such Shares is granted. This paragraph (c) shall be applied by taking Options into account in the order in which they were granted.

The exercise price to be paid by the Grantee to the Company for each Share purchased upon the exercise of an Incentive Stock Option shall be not less than the Fair Market Value of a Share on the date the Option is granted, except that with respect to any Incentive Stock Option granted to a Grantee who, on the date the Option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company, a Parent, or a Subsidiary, the exercise price for each Share purchased shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted. In no event may an Incentive Stock Option be granted or exercised if the exercise price per Share is less than the par value of a Share on the date of grant.

Subject to the terms of the Plan, the Committee shall determine the terms and conditions applicable to an Incentive Stock Option, including provisions regarding vesting, as of the date of grant, and such terms and conditions shall be stated in the Option Agreement for the Incentive Stock Option.

Any Grantee who disposes of Shares purchased upon the exercise of an Incentive Stock Option either (i) within two years after the date on which the Option was granted, or (ii) within one year after the transfer of such Shares to the Grantee, shall promptly notify the Company of the date of such disposition and of the amount realized upon such disposition.

Any Option granted under the Plan that purports to be an Incentive Stock Option but fails to satisfy the criteria under section 422(b) of the Code (other than the $100,000 limit addressed in subsection (c) above) may, at the discretion of the Committee, be deemed to be a Non-qualified Stock Option.

NON-QUALIFIED STOCK OPTIONS.

The Committee may authorize the grant of Non-qualified Stock Options subject to the terms and conditions set forth in the Plan. Unless an Option is designated by the Committee in an Option Agreement as a Non-qualified Stock Option, it is intended that the Option shall be treated as an Incentive Stock Option. The Option Agreement evidencing a Non-qualified Stock Option shall state that the Option evidenced by the Option Agreement shall not be treated as an Incentive Stock Option. The Term of each Non-qualified Stock Option shall end (unless the Option shall have terminated earlier under another provision of the Plan) on a date fixed by the Committee and set forth in the applicable Option Agreement. In no event shall the Term of a Non-qualified Stock Option extend beyond ten years from the date of grant of the Option.

The exercise price to be paid by the Grantee to the Company for each Share issued upon the exercise of an Non-qualified Stock Option shall be equal to the Fair Market Value of a Share on the date the Option is granted. In no event may a Non-qualified Stock Option be granted or exercised if the exercise price per Share is less than the par value of a Share.

Subject to the terms of the Plan, the Committee shall determine the terms and conditions applicable to a Non-qualified Stock Option, including provisions regarding vesting, as of


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

the date of grant, and such terms and conditions shall be stated in the Option Agreement for the Non-qualified Stock Option.

EXERCISE OF OPTION.

Options shall be exercised by delivering or mailing to the Committee:

a notice, in the form and in the manner prescribed by the Committee, specifying the number of Shares to be purchased pursuant to the exercise of an Option, and payment in full of the exercise price for the Shares so purchased and full payment, in an amount determined by the Company, of any federal, state or local tax withholding obligations arising in connection with the exercise of the
Option:

by money order, cashier's check, certified check or other cash equivalent approved by the Committee;

if approved by the Committee, and not otherwise prohibited by applicable law, by the tender of Shares already owned by the Grantee to the Company, or by the attestation to the ownership of the Shares that otherwise would be tendered to the Company in exchange for the Company's reducing the number of Shares that it issues to the Grantee by the number of Shares necessary for payment in full of the exercise price for the Shares so purchased;

if approved by the Committee, and not otherwise prohibited by applicable law, by money order, cashier's check, or certified check and the tender of Shares to the Company, or by money order, cashier's check, or certified check and the attestation to the ownership of the Shares that otherwise would be tendered to the Company in exchange for the Company's reducing the number of Shares that it issues to the Grantee by the number of Shares necessary for payment in full of the exercise price for the Shares so purchased; or

if approved by the Committee, and not otherwise prohibited by applicable law, by the Grantee's (a) irrevocable instructions to the Company to deliver the Shares issuable upon exercise of the Option promptly to the broker for the Grantee's account and (b) irrevocable instruction letter to the broker to sell Shares sufficient to pay the exercise price and upon such sale to deliver the exercise price to the Company, provided that at the time of such exercise, such exercise would not subject the Grantee to liability under Section 16(b) of the Exchange Act, or would be exempt pursuant to Rule 16b-3 promulgated under the Exchange Act or any other exemption from such liability. The Company shall deliver an acknowledgment to the broker upon receipt of instructions to deliver the Shares. The Company shall deliver the Shares to the broker upon the settlement date. The broker shall deliver to the Company cash sale proceeds sufficient to cover the exercise price upon receipt of the Shares from the Company.

Shares tendered or attested to in exchange for Shares issued under the Plan must be held by the Grantee for at least six months prior to their tender or their attestation to the Company. The Committee shall determine acceptable methods for tendering or attesting to Shares to exercise an Option under the Plan, and may impose such limitations and prohibitions on the use of Shares to exercise Options as it deems appropriate. For purposes of determining the amount of the exercise price satisfied by tendering or attesting to Shares, such Shares shall be valued at their Fair Market Value on the date of tender or attestation, as applicable. Except as provided in this paragraph, the date of exercise shall be deemed to be the date that the notice of exercise and payment of the exercise price are received by the Committee. For exercise pursuant to Section 11(a)(2)(iv) of the Plan, the date of exercise shall be deemed to be the date that the notice of exercise is received by the Committee.

Subject to subsection (c) below, upon receipt of the notice of exercise and, if an Option to be settled in Shares is exercised, upon payment of the exercise price, the Company shall promptly deliver to the Grantee (or Beneficiary) a certificate or certificates for the Shares purchased, without charge to him for issue or transfer tax.

The exercise of each Option and the under the Plan shall be subject to the condition that if at any time the Company shall determine (in accordance with the provisions of the following sentence) that it is necessary as a condition of, or in connection with, such exercise (or the delivery or purchase of Shares thereunder), (i) to satisfy withholding tax or other withholding liabilities,
(ii) to effect the listing, registration, or qualification on any securities exchange or under any state or Federal law of any Shares otherwise deliverable in connection with such exercise, grant or distribution, or (iii) to obtain the consent or approval of any regulatory body, then in any such event such exercise, grant or distribution shall not be effective unless such withholding, listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its reasonable and good faith judgment. Any such determination (described in the preceding sentence) by the Company must be reasonable, must be made in good faith, and must be made without any intent to postpone or limit such exercise, grant or distribution beyond the minimum extent necessary and without any intent otherwise to deny or frustrate any Grantee's rights in respect of any Award. In seeking to effect or obtain any such withholding, listing, registration, qualification, consent or approval, the Company shall act with all reasonable diligence. Any such postponement or limitation affecting the right to exercise an Option shall not extend the time within which the Option may be exercised, unless the Company and the Grantee choose to amend the terms of the Award to provide for such an extension; and neither the Company nor its directors or officers shall have any obligation or liability to the Grantee or to a Beneficiary with respect to any Shares with respect to which the Award shall lapse, or with respect to which the grant or distribution shall not be effected, because of a postponement or limitation that conforms to the provisions of this subsection (c).

Except as provided in subsection (e) below, Options granted under the Plan shall be nontransferable other than by will or by the laws of descent and distribution in accordance with Section 12(a) hereof, and an Option may be exercised during the lifetime of the Grantee only by him.

Subject to the approval of the Committee in its sole discretion, Non-qualified Stock Options may be transferable to members of the immediate family of the Grantee and to one or more trusts for the benefit of such family members, partnerships in which such family members are the only partners, or corporations in which such family members are the only stockholders. "Members of the immediate family" means the Grantee's spouse, children, stepchildren, grandchildren, parents, grandparents, siblings (including half brothers and sisters), and individuals who are family members by adoption.

Upon the purchase of Shares under an Option, the stock certificate or certificates may, at the request of the purchaser, be issued in his name and the name of another person as joint tenants with right of survivorship.

RIGHTS UNDER CERTAIN CIRCUMSTANCES.

Death. If a Grantee's employment with the Company and its Subsidiaries shall cease due to the Grantee's death, or if the Grantee shall die within three months after cessation of employment while an Option is exercisable pursuant to subsection (c), (d) or (e) below, any Option held by the Grantee on the date of his death may be exercised by the Grantee's Beneficiary, to the extent that the Option could have been exercised immediately before the Grantee's death, at any time (i) with respect to an Incentive Stock Option, within twelve months after the Grantee's death, or (ii) with respect to a Non-qualified Stock Option, within three years after the Grantee's death.

Disability. If a Grantee's employment with the Company and its Subsidiaries shall cease due to his Disability after at least six months of continuous employment with the Company and/or a Subsidiary immediately following the date on which an Option was granted, the Grantee may exercise the Option, to the extent that the Option could be exercised at the cessation of employment, at any time (i) with respect to an Incentive Stock Option, within twelve months after the Grantee shall so cease to be an employee, or (ii) with respect to a Non-qualified Stock Option, within three years after the Grantee shall so cease to be an employee.

Termination of Employment for Any Other Reason. The Option Agreement shall specify the period, if any, during which an Option may be exercised subsequent to the termination of a Grantee's employment with the Company and its Subsidiaries at any time and for any reason, other than those specified in subsections (a) and (b) above; provided, however, that the Option Agreement shall not permit the exercise of any Option later than three months after such termination; and provided further that the Option may not be exercised to an extent greater than the extent to which it could be exercised at the cessation of employment.

Termination of Employment After a Change in Control. Notwithstanding the foregoing provisions of this Section 11, if, within three months after the Company obtains actual knowledge that a Change in Control has occurred, a Grantee's employment with the Company and its Subsidiaries ceases for any reason, the Grantee may exercise the Option in full, notwithstanding any limitation on the exercise of such Option, at any time within three months after such cessation of employment.

Term of Option. Notwithstanding any other provision of this Section 12, in no event shall an Option be exercisable after the expiration date specified in the Option Agreement evidencing the grant of the Option.

Tax Withholding.


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

The Company shall have the right to collect an amount sufficient to satisfy any Federal, State and/or local withholding tax requirements that might apply with respect to any Option to a Grantee in the manner specified in subsection (b) or
(c) below. Alternatively, a Grantee may elect to satisfy any such withholding tax requirements in the manner specified in subsection (d) or (e) below to the extent permitted therein.

The Company shall have the right to require Grantees to remit to the Company an amount sufficient to satisfy any such withholding tax requirements.

The Company and its Subsidiaries also shall, to the extent permitted by law, have the right to deduct from any payment of any kind (whether or not related to the Plan) otherwise due to a Grantee any such taxes required to be withheld.

If the Committee in its sole discretion approves, a Grantee may irrevocably elect to have any withholding tax obligation satisfied by (i) having the Company withhold Shares otherwise deliverable to the Grantee, or (ii) delivering Shares to the Company, provided that the Shares withheld or delivered have a Fair Market Value (on the date that the amount of tax to be withheld is determined) equal to the amount required to be withheld.

A Grantee may elect to have any withholding tax obligation satisfied in the manner described in Section 11(a)(2)(iv), to the extent permitted therein.

STOCKHOLDER RIGHTS.

      No person shall have any rights of a stockholder by virtue of an Option except with respect to Shares actually issued to him, and the issuance of Shares shall confer no retroactive right to dividends.

ADJUSTMENT FOR CHANGES IN CAPITALIZATION.

In the event that there is any change in the Shares through merger, consolidation, reorganization, recapitalization or otherwise; or if there shall be any dividend on the Shares, payable in Shares; or if there shall be a stock split or a combination of Shares, the aggregate number of shares available for Options, the number of Shares subject to outstanding Options, and the exercise price per Share of each outstanding Option may be proportionately adjusted by the Board of Directors as it deems equitable in its absolute discretion to prevent dilution or enlargement of the rights of the Grantees; provided that any fractional Shares resulting from such adjustments shall be eliminated. The Board of Directors may, in its sole discretion (i) accelerate the vesting of an outstanding Option or (ii) accelerate the termination date of an outstanding Option in connection with the liquidation, dissolution, merger, reorganization or other consolidation of the Company upon notice to the affected Grantees.

The Board's determination with respect to any such adjustments shall be conclusive.

EFFECTS OF MERGER OR OTHER REORGANIZATION.

      If the Company shall be the surviving corporation in a merger or other reorganization, Options shall extend to stock and securities of the Company after the merger or other reorganization to the same extent that a person who held, immediately before the merger or reorganization, the number of Shares corresponding to the number of Shares covered by the Option would be entitled to have or obtain stock and securities of the Company under the terms of the merger or reorganization.

TERMINATION, SUSPENSION OR MODIFICATION OF THE PLAN.

      The Board of Directors may at any time terminate, suspend, or modify the Plan, except that the Board shall not, without approval by the affirmative votes of the holders of a majority of the securities of the Company present, or represented, and entitled to vote, at a meeting duly held in accordance with applicable law, change (other than through adjustment for changes in capitalization as provided in Section 15) (a) the aggregate number of Shares for which Options may be granted; (b) the class of persons eligible for Options; or
(c) the maximum duration of the Plan. No termination, suspension or modification of the Plan shall adversely affect any right acquired by any Grantee, or by any Beneficiary, under the terms of any Option granted before the date of such termination, suspension or modification, unless such Grantee or Beneficiary shall expressly consent; but it shall be conclusively presumed that any adjustment pursuant to Section 15 does not adversely affect any such right.

PROHIBITION ON REPRICING.

      Notwithstanding any other provision of the Plan, the Committee shall not "reprice" any Option granted under the Plan if the effect of such repricing would be to decrease the exercise price per share applicable to such Option. For this purpose, a "repricing" would include a tandem cancellation and regrant or any other amendment or action that would have substantially the same effect as decreasing the exercise price of outstanding Options.

APPLICATION OF PROCEEDS.

      The proceeds received by the Company from the sale of Shares under the Plan shall be used for general corporate purposes.

GENERAL PROVISIONS.

      The grant of an Option in any year shall not give the Grantee any right to similar grants in future years or any right to be retained in the employ of the Company or its Subsidiaries.

GOVERNING LAW.

      The Plan shall be construed and its provisions enforced and administered in accordance with the laws of the State of Delaware except to the extent that such laws may be superseded by any Federal law.


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